Exhibit 20

Subsidiary Guarantees of Debt

The company’s Senior Notes, Senior Subordinated Notes and senior credit facilities are guaranteed on a full, unconditional and joint and several basis by certain of the company’s wholly owned domestic subsidiaries. The following is condensed, consolidating financial information for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of July 3, 2005, and December 31, 2004 (in millions of dollars). The presentation of certain prior-year amounts has been changed in order to conform to the current-year presentation. Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

	CONSOLIDATED BALANCE SHEET
	July 3, 2005
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
ASSETS
Current assets
Cash and cash equivalents	$7.0	$0.9	$67.8	$–	$75.7
Receivables, net	(0.1)	120.4	422.7	–	543.0
Inventories, net	–	447.6	210.0	–	657.6
Deferred taxes, prepaids and other current assets	357.4	161.5	18.6	(449.0)	88.5

Total current assets	364.3	730.4	719.1	(449.0)	1,364.8

Property, plant and equipment, at cost	41.7	1,997.5	971.9	–	3,011.1
Accumulated depreciation	(15.6)	(1,192.4)	(298.6)	–	(1,506.6)

	26.1	805.1	673.3	–	1,504.5

Investments in subsidiaries	2,037.6	679.6	9.8	(2,727.0)	–
Investments in affiliates	2.9	17.6	43.3	–	63.8
Goodwill	–	340.0	947.9	–	1,287.9
Intangibles and other assets, net	84.0	55.5	69.5	–	209.0

Total Assets	$2,514.9	$2,628.2	$2,462.9	$(3,176.0)	$4,430.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion
of long-term debt	$37.0	$3.3	$125.1	$–	$165.4
Accounts payable	80.0	254.0	215.4	–	549.4
Accrued employee costs	11.4	108.6	27.7	–	147.7
Income taxes payable	–	482.1	72.8	(449.0)	105.9
Other current liabilities	32.4	30.7	51.1	–	114.2

Total current liabilities	160.8	878.7	492.1	(449.0)	1,082.6
Long-term debt	1,184.5	20.8	382.7	–	1,588.0
Intercompany borrowings	87.4	361.9	249.6	(698.9)	–
Employee benefit obligations	145.7	185.4	387.7	–	718.8
Deferred taxes and other liabilities	(16.2)	4.3	94.2	–	82.3

Total liabilities	1,562.2	1,451.1	1,606.3	(1,147.9)	3,471.7

Contingencies
Minority interests	–	–	5.6	–	5.6

Shareholders’ equity:
Convertible preferred stock	–	–	179.6	(179.6)	–

Preferred shareholders’ equity	–	–	179.6	(179.6)	–

Common stock	618.2	726.0	681.0	(1,407.0)	618.2
Retained earnings (deficit)	1,123.3	601.1	(73.0)	(528.1)	1,123.3
Accumulated other comprehensive
earnings (loss)	(54.3)	(150.0)	63.4	86.6	(54.3)
Treasury stock, at cost	(734.5)	–	–	–	(734.5)

Common shareholders’ equity	952.7	1,177.1	671.4	(1,848.5)	952.7

Total shareholders’ equity	952.7	1,177.1	851.0	(2,028.1)	952.7

Total Liabilities and Shareholders’
Equity	$2,514.9	$2,628.2	$2,462.9	$(3,176.0)	$4,430.0

	CONSOLIDATED BALANCE SHEET
	December 31, 2004
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
ASSETS
Current assets
Cash and cash equivalents	$113.8	$0.6	$84.3	$–	$198.7
Receivables, net	0.5	87.0	259.3	–	346.8
Inventories, net	–	402.8	226.7	–	629.5
Deferred taxes and prepaid expenses	323.2	167.6	17.8	(438.0)	70.6

Total current assets	437.5	658.0	588.1	(438.0)	1,245.6

Property, plant and equipment, at cost	39.3	1,932.4	1,002.8	–	2,974.5
Accumulated depreciation	(14.2)	(1,140.2)	(287.7)	–	(1,442.1)

	25.1	792.2	715.1	–	1,532.4

Investment in subsidiaries	1,995.9	680.1	9.8	(2,685.8)	–
Investment in affiliates	2.8	32.9	47.4	–	83.1
Goodwill	–	338.1	1,071.9	–	1,410.0
Intangibles and other assets, net	74.6	53.8	78.2	–	206.6

	$2,535.9	$2,555.1	$2,510.5	$(3,123.8)	$4,477.7

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term debt and current portion of long-term debt	$9.8	$3.3	$109.9	$–	$123.0
Accounts payable	55.2	218.5	179.3	–	453.0
Accrued employee costs	15.6	168.7	37.9	–	222.2
Income taxes payable	–	450.9	67.7	(438.2)	80.4
Other current liabilities	31.9	30.3	55.5	–	117.7

Total current liabilities	112.5	871.7	450.3	(438.2)	996.3
Long-term debt	1,045.2	22.7	469.8	–	1,537.7
Intercompany borrowings	165.8	382.6	150.5	(698.9)	–
Employee benefit obligations	144.1	150.8	439.4	–	734.3
Deferred taxes and other liabilities	(18.3)	21.1	113.6	–	116.4

Total liabilities	1,449.3	1,448.9	1,623.6	(1,137.1)	3,384.7

Contingencies
Minority interests	–	–	6.4	–	6.4

Shareholders’ equity
Convertible preferred stock	–	–	179.6	(179.6)	–

Preferred shareholders’ equity	–	–	179.6	(179.6)	–

Common stock	610.8	726.0	681.1	(1,407.1)	610.8
Retained earnings	1,007.5	524.2	(124.2)	(400.0)	1,007.5
Accumulated other comprehensive earnings (loss)	33.2	(144.0)	144.0	–	33.2
Treasury stock, at cost	(564.9)	–	–	–	(564.9)

Common shareholders’ equity	1,086.6	1,106.2	700.9	(1,807.1)	1,086.6

Total shareholders’ equity	1,086.6	1,106.2	880.5	(1,986.7)	1,086.6

	$2,535.9	$2,555.1	$2,510.5	$(3,123.8)	$4,477.7

	For the Three Months Ended July 3, 2005
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Net sales	$–	$1,157.9	$451.7	$(57.6)	$1,552.0
Costs and expenses
Cost of sales (excluding depreciation and amortization)	–	1,007.5	352.8	(57.6)	1,302.7
Depreciation and amortization	0.8	32.5	19.7	–	53.0
Business consolidation costs	–	–	8.8	–	8.8
Selling, general and administrative	7.8	33.3	14.9	–	56.0
Interest expense	6.3	10.0	8.0	–	24.3
Equity in results of subsidiaries	(78.5)	–	–	78.5	–
Corporate allocations	(16.6)	14.8	1.8	–	–

	(80.2)	1,098.1	406.0	20.9	1,444.8

Earnings (loss) before taxes	80.2	59.8	45.7	(78.5)	107.2
Tax provision	(1.2)	(19.8)	(11.9)	–	(32.9)
Minority interests	–	–	(0.3)	–	(0.3)
Equity in results of affiliates	–	1.1	3.9	–	5.0

Net earnings (loss)	$79.0	$41.1	$37.4	$(78.5)	$79.0

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Three Months Ended July 4, 2004
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Net sales	$–	$1,115.6	$413.9	$(62.3)	$1,467.2
Costs and expenses
Cost of sales (excluding depreciation and amortization)	–	942.7	313.1	(62.3)	1,193.5
Depreciation and amortization	0.8	32.4	19.0	–	52.2
Selling, general and administrative	10.3	41.5	15.9	–	67.7
Interest expense	2.7	12.9	9.4	–	25.0
Equity in results of subsidiaries	(89.0)	–	–	89.0	–
Corporate allocations	(16.0)	14.2	1.8	–	–

	(91.2)	1,043.7	359.2	26.7	1,338.4

Earnings (loss) before taxes	91.2	71.9	54.7	(89.0)	128.8
Tax provision	(0.5)	(26.9)	(13.4)	–	(40.8)
Minority interests	–	–	(0.2)	–	(0.2)
Equity in results of affiliates	–	1.0	1.9	–	2.9

Net earnings (loss)	$90.7	$46.0	$43.0	$(89.0)	$90.7

	For the Six Months Ended July 3, 2005
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Net sales	$–	$2,183.9	$804.3	$(112.1)	$2,876.1
Costs and expenses
Cost of sales (excluding depreciation and amortization)	–	1,881.1	630.5	(112.1)	2,399.5
Depreciation and amortization	1.5	65.0	39.9	–	106.4
Business consolidation costs	–	–	8.8	–	8.8
Selling, general and administrative	11.8	72.6	34.6	–	119.0
Interest expense	12.3	20.3	17.5	–	50.1
Equity in results of subsidiaries	(134.1)	–	–	134.1	–
Corporate allocations	(32.8)	29.3	3.5	–	–

	(141.3)	2,068.3	734.8	22.0	2,683.8

Earnings (loss) before taxes	141.3	115.6	69.5	(134.1)	192.3
Tax provision	(3.7)	(40.1)	(18.9)	–	(62.7)
Minority interests	–	–	(0.5)	–	(0.5)
Equity in results of affiliates	–	1.4	7.1	–	8.5

Net earnings (loss)	$137.6	$76.9	$57.2	$(134.1)	$137.6

	CONSOLIDATED STATEMENT OF EARNINGS
	For the Six Months Ended July 4, 2004
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Net sales	$–	$2,063.3	$752.5	$(117.1)	$2,698.7
Costs and expenses
Cost of sales (excluding depreciation and amortization)	–	1,748.6	574.5	(117.1)	2,206.0
Depreciation and amortization	1.3	65.6	39.1	–	106.0
Selling, general and administrative	20.5	75.9	42.4	–	138.8
Interest expense	6.1	26.1	21.1	–	53.3
Equity in results of subsidiaries	(135.3)	–	–	135.3	–
Corporate allocations	(31.7)	28.2	3.5	–	–

	(139.1)	1,944.4	680.6	18.2	2,504.1

Earnings (loss) before taxes	139.1	118.9	71.9	(135.3)	194.6
Tax provision	(1.6)	(43.8)	(16.9)	–	(62.3)
Minority interests	–	–	(0.5)	–	(0.5)
Equity in results of affiliates	–	1.7	4.0	–	5.7

Net earnings (loss)	$137.5	$76.8	$58.5	$(135.3)	$137.5

	CONSOLIDATED STATEMENT OF CASH FLOWS
	For the Six Months Ended July 3, 2005
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments		Consolidated Total
Cash flows from operating activities
Net earnings (loss)	$137.6	$76.9	$57.2	$(134.	1)	$137.6
Adjustments to reconcile net earnings
to net cash provided by operating
activities:
Depreciation and amortization	1.5	65.0	39.9	–		106.4
Business consolidation costs	–	–	8.8	–		8.8
Deferred taxes	(0.2)	(11.1)	(9.3)	–		(20.6)
Equity in results of subsidiaries	(134.1)	–	–	134.1		–
Other, net	7.6	(3.0)	(2.2)	–		2.4
Changes in other working capital
components	(10.7)	(27.8)	(125.9)	–		(164.4)

Net cash provided by (used in)
operating activities	1.7	100.0	(31.5)	–		70.2

Cash flows from investing activities
Additions to property, plant and
equipment	(2.5)	(78.8)	(67.0)	–		(148.3)
Investments in and advances to
affiliates, net of dividends	(72.1)	(20.9)	93.0	–		–
Other, net	(11.9)	2.2	0.2	–		(9.5)

Net cash provided by (used in)
investing activities	(86.5)	(97.5)	26.2	–		(157.8)

Cash flows from financing activities
Long-term borrowings	145.0	0.4	–	–		145.4
Repayments of long-term borrowings	(12.0)	(2.6)	(31.2)	–		(45.8)
Change in short-term borrowings	35.0	–	23.4	–		58.4
Proceeds from issuance of common stock	20.1	–	–	–		20.1
Acquisitions of treasury stock	(188.1)	–	–	–		(188.1)
Common dividends	(21.8)	–	–	–		(21.8)
Other, net	(0.2)	–	–	–		(0.2)

Net cash used in financing activities	(22.0)	(2.2)	(7.8)	–		(32.0)

Effect of exchange rate changes on cash	–	–	(3.4)	–		(3.4)
Net change in cash and cash equivalents	(106.8)	0.3	(16.5)	–		(123.0)
Cash and cash equivalents -
Beginning of period	113.8	0.6	84.3	–		198.7

Cash and cash equivalents -
End of period	$7.0	$0.9	$67.8	–		$75.7

	CONSOLIDATED STATEMENT OF CASH FLOWS
	For the Six Months Ended July 4, 2004
	Ball Corporation	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminating Adjustments	Consolidated Total
Cash flows from operating activities
Net earnings (loss)	$137.5	$76.8	$58.5	$(135.3)	$137.5
Adjustments to reconcile net earnings
to net cash provided by operating
activities:
Depreciation and amortization	1.3	65.6	39.1	–	106.0
Deferred taxes	12.3	4.1	0.6	–	17.0
Equity in results of subsidiaries	(135.3)	–	–	135.3	–
Other	19.2	(14.0)	(2.0)	–	3.2
Changes in working capital components, excluding effects of acquisitions	(26.1)	68.1	(205.2)	–	(163.2)

Net cash provided by (used in) operating activities	8.9	200.6	(109.0)	–	100.5

Cash flows from investing activities
Additions to property, plant and equipment	(2.2)	(41.7)	(23.5)	–	(67.4)
Business acquisition, net of cash acquired	–	(17.0)	–	–	(17.0)
Investments in and advances to affiliates, net of dividends	(14.3)	(145.2)	159.5	–	–
Other	(10.1)	3.9	(0.2)	–	(6.4)

Net cash provided by (used in) investing activities	(26.6)	(200.0)	135.8	–	(90.8)

Cash flows from financing activities
Long-term borrowings	60.0	–	10.6	–	70.6
Repayments of long-term borrowings	(0.9)	(0.6)	(68.9)	–	(70.4)
Change in short-term borrowings	18.5	–	30.2	–	48.7
Proceeds from issuance of common stock	16.8	–	–	–	16.8
Acquisitions of treasury stock	(58.9)	–	–	–	(58.9)
Common dividends	(16.7)	–	–	–	(16.7)
Other	(0.1)	–	(0.4)	–	(0.5)

Net cash provided by (used in) financing activities	18.7	(0.6)	(28.5)	–	(10.4)

Effect of exchange rate changes on cash	–	–	0.1	–	0.1
Net change in cash and cash equivalents	1.0	–	(1.6)	–	(0.6)
Cash and cash equivalents–
Beginning of period	8.8	0.9	26.8	–	36.5

Cash and cash equivalents–
End of period	$9.8	$0.9	$25.2	$–	$35.9